                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12
                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                          BUTLER MANUFACTURING COMPANY
                          BMA Tower - Penn Valley Park
                                (P.O. Box 419917)
                        Kansas City, Missouri 64l4l-0917

                                  March 8, 2001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT


To the Stockholders:

     The Annual Meeting of Stockholders of Butler Manufacturing Company will be held at the City Stage Theatre, Union Station Kansas City, 30 West Pershing Road, Kansas City, Missouri,* on Tuesday, April 17, 2001, beginning at 9:30 a.m., local time for the following purposes:

     1.  To elect three directors, each for a three year term expiring in 2004;
         and

     2. To transact such other business as may properly come before the meeting.

     Holders of common stock of record on the books of the Company at the close of business on February 19, 2001, will be entitled to vote at the meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on February 19, 2001, will be available for inspection during business hours from April 2, 2001 through the close of business on April 16, 2001 at the Company's offices at BMA Tower, Kansas City, Missouri and will also be available at the meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.


                                             By Order of the Board of Directors,



                                             Donald H. Pratt
                                             Chairman of the Board



                                             John W. Huey
                                             Vice President, General Counsel and
                                             Secretary

--------------------------------------------------------------------------------
                                     NOTE
         A reception will NOT precede the meeting as customary.
         Rather, Stockholders are invited to attend a reception
         celebrating the Company's 100th Anniversary beginning at
         4:00 p.m., Tuesday, April 17, at the American Royal Building,
         1701 American Royal Court, Kansas City, Missouri.
--------------------------------------------------------------------------------


*Validated parking is available in "The Yards" parking lot at the west end, lower level of Union Station.

                                 PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders on April 17, 2001, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing March 8, 2001. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

     Holders of common stock of record at the close of business on February 19, 2001, are entitled to vote at the meeting. As of February 19, 2001, there were 6,281,453 shares of common stock outstanding, each share being entitled to one vote. As of February 19, 2001 no shares of Class A or Class 1 Preferred Stock were issued.

     Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The only matter to be submitted to the Stockholders at the meeting is the election of three directors. If any other matters are properly brought before the meeting, the enclosed proxy grants discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

     YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated.

                          ELECTION OF CLASS C DIRECTORS
NOMINEES.

     The primary purpose for this year's Annual Meeting is the election of three Class C Directors, each for terms of three years expiring at the Annual Meeting of Stockholders for 2004. The terms of the other two classes of directors do not expire until 2002 (Class A) and 2003 (Class B). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

     Each nominee has consented to be named and to serve if elected. All nominees are current directors. If for any reason any should not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

VOTING.

     By checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify in the line provided for that choice. The three nominees for director who receive the highest number of votes cast will be elected as directors.

                                CLASS C NOMINEES
                            (TERMS WILL EXPIRE 2004)

K. DANE BROOKSHER

Chairman and Chief Executive Officer, ProLogis Trust; Member of the Audit and Compensation and Benefits Committees.

     Brooksher, age 62, has been a Director since 1999. He has been Chairman, Trustee and Chief Executive Officer of ProLogis Trust since 1999. He joined ProLogis in 1993 as Co-Chairman, Trustee and Chief Operating Officer. ProLogis is a U.S. based real estate investment trust specializing in the acquisition, development, marketing, operation and ownership of distribution facilities and services worldwide. From 1961 to 1993, he was with KPMG Peat Marwick, last serving, prior to retirement, as the Area Managing Partner and Chicago Office Managing Partner. He also served on the KPMG Peat Marwick Board of Directors and Management Committee. Mr. Brooksher also serves on the Board of Advisors of the
J. L. Kellogg Graduate School of Management at Northwestern University.


SUSAN F. DAVIS

Corporate Vice President, Human Resources, Johnson Controls, Inc.; Member of the Audit and Compensation and Benefits Committees.

     Davis, age 47, has been a Director since 2000. She has been Corporate Vice President, Human Resources of Johnson Controls, Inc. since 1994. Johnson Controls manufactures automobile batteries, interior trim, seating products and automotive interior systems, and designs, manufactures, installs and services automated control systems for nonresidential buildings. She has been with Johnson Controls since 1983. Ms. Davis is also a director of Quanex Corporation.


ROBERT J. NOVELLO

Retired Chairman, Copeland Corporation; Chairman of the Compensation and Benefits Committee and member of the Board Organization Committee.

     Novello, age 63, has been a Director since 1996. He served as Chairman and CEO of Copeland Corporation, a subsidiary of Emerson Electric Company, from 1987 until his retirement in 1998. Copeland manufactures compressors for air conditioning systems and for commercial refrigeration equipment. Mr. Novello is also a director of the Northeastern University National Council.

                                CLASS A DIRECTORS
                               (TERMS EXPIRE 2002)

GARY M. CHRISTENSEN

President and Chief Executive Officer, Pella Corporation; Member of the Board Organization and Compensation and Benefits Committees.

     Christensen, age 57, has been a Director since 1999. He has been President and Chief Executive Officer of Pella Corporation since 1996. Pella Corporation manufactures wood windows and doors. He joined Pella in 1990 as Senior Vice President, Sales and Marketing and was named President and Chief Operating Officer in 1994. From 1980 to 1990 he was a marketing executive for General Electric and from 1971 to 1980 was with Trane Corporation. He is a director of Pella Corporation, a director of Hon Corporation and is a member of the Policy Advisory Board, Harvard Joint Center for Housing Studies, and of the Iowa Business Council.

C. L. WILLIAM HAW

President and Chief Executive Officer of National Farms, Inc.; Chairman of the Board Organization Committee and a member of the Audit and Executive Committees.

     Haw, age 62, has been a Director since 1983. He has served as the President and Chief Executive Officer of National Farms, Inc., a diversified agricultural production company, since 1974. He is also an advisory director of Commerce Bank of Kansas City, N.A.

JOHN J. HOLLAND

President and Chief Executive Officer; Member of the Executive Committee.

     Holland, age 50, became a Director in January 1999. He joined Butler in 1980, became Vice President-Controller in 1986, Vice President-Finance in 1990, Executive Vice President in 1998 and President and Chief Executive Officer in 1999. Mr. Holland is a director of Commerce Fund, a mutual fund, and a director of Saint Luke's Hospital, the National Association of Manufacturers, the Greater Kansas City Chamber of Commerce and the Civic Council of Greater Kansas City. He is a former chairman of Heart of America Family Services.

DONALD H. PRATT

Chairman of the Board; Chairman of the Executive Committee.

     Pratt, age 63, has been a Director since 1979. He joined Butler in 1965, became Executive Vice President in 1980, President in 1986, Vice Chairman in January 1999 and Chairman in June of 1999. Mr. Pratt is also a director and Vice Chairman of American Century Mutual Funds, a director of Atlas Copco North America Inc. and a trustee of the Midwest Research Institute.

                                CLASS B DIRECTORS
                               (TERMS EXPIRE 2003)

ROBERT J. REINTJES, SR.

President and Chief Executive Officer, Geo. P. Reintjes Co., Inc.; Chairman of the Audit Committee and Member of the Compensation and Benefits and Executive Committees.

     Reintjes, age 69, has been a Director since April 1994. He has been President and Chief Executive Officer of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri for over 20 years. Geo. P. Reintjes Co., Inc. is a specialty contracting firm which installs refractories in basic industries. He is also a director of Midwest Grain Products, Inc., an advisory director of Commerce Bank of Kansas City, N.A. and a trustee of the Francis Families Foundation, Midwest Research Institute and Benedictine College. He is a member of the Kansas City Crime Commission.

GARY L. TAPELLA

President and Chief Executive Officer, Rheem Manufacturing Company; Member of the Audit and Board Organization Committees.

     Tapella, age 57, has been a Director since January 1998. He has been President and Chief Executive Officer of Rheem Manufacturing Company since 1991. He has been with Rheem since 1968 serving in various domestic and international operations. Rheem is a manufacturer of residential and commercial central air conditioners, gas and electric furnaces and water heaters. He is a director and past Chairman of the Gas Appliance Manufacturers Association (GAMA), a director and current Chairman of the Air Conditioning and Refrigeration Institute (ARI) and past Chairman of ARI's International Committee.

WILLIAM D. ZOLLARS

Chairman, President and Chief Executive Officer, Yellow Corporation; Member of the Audit and Board Organization Committees.

     Zollars, age 53, has been a Director since 2000. He has been President of Yellow Freight Systems, Inc. since 1996 and Chairman, President and Chief Executive Officer of Yellow Corporation since 1999. Yellow Corporation is a less-than-truckload (LTL) transporter serving North America and, through alliances, Europe, the Asia/Pacific region and South and Central America. From 1994 to 1996 he was Senior Vice President of Ryder Integrated Logistics, a division of Ryder Systems, Inc., and from 1969 to 1993 was with Eastman Kodak. He is also a director of the National Association of Manufacturers, the Greater Kansas City Chamber of Commerce and the Civic Council of Greater Kansas City.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board has four standing committees: (1) the Audit Committee, (2) the Executive Committee, (3) the Board Organization Committee, and (4) the Compensation and Benefits Committee. All committees consist of non-employee directors except the Executive Committee. The primary functions of the committees are described below.

     During 2000, the Board met 5 times and the various committees met as follows: Compensation and Benefits - 4 times; Audit - 2 times; Board Organization - 1 time. The Executive Committee did not meet. All current directors attended 100% of such meetings.

     Non-employee directors are paid a retainer of $20,000 per annum (all in Butler common stock) and $1,500 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $1,000 per meeting. Each non-employee director serving as a Committee Chair receives an additional chair fee of $2,000 per year. Under the Director Deferred Fee Plan, non-employee directors may defer all or a portion of fees earned, which deferrals are converted into units equivalent to the value of Company common stock. Such units are adjusted to reflect dividends and, upon the director's termination, death or disability, accumulated deferrals are distributed in the form of Company common stock. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and term life insurance for each non-employee director while the director serves as such and thereafter for those who have served more than ten years. Directors who are employees of the Company receive no director compensation.

     The Executive Committee acts for the Board of Directors upon matters requiring action before the next Board meeting.

     The Board Organization Committee recommends to the Board qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

     A description of the Compensation and Benefits Committee's responsibilities is set out under "COMPENSATION AND BENEFITS COMMITTEE", and a description of the Audit Committee's responsibilities is set out under "AUDIT COMMITTEE".

NOMINATING PROCEDURES

The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Bylaws. Notice of proposed stockholder nominations for election of directors must be given to the Secretary not later than 90 days nor more than 120 days before the anniversary date of the last annual meeting in the case of annual meetings and, in the case of a special meeting for the election of directors, not later than the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting and of the nominees proposed by the Board of Directors is first made. The notice must contain certain information about each proposed nominee, including his/her age, business and residence addresses and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement. Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.


                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the executive officers who are listed in the Summary Compensation Table, and by all directors and executive officers as a group as of February 19, 2001. Except as indicated, no director or executive officer beneficially owns as much as one percent of all outstanding Butler common stock. The table also sets forth the number of shares beneficially owned and the percentage of ownership of Butler common stock by each other person who was known by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock as of February 19, 2001.

                                                                   AMOUNT AND NATURE     PERCENT OF
                                                                     OF BENEFICIAL      COMMON STOCK
         STOCKHOLDER                                                   OWNERSHIP            OWNED
         -----------                                                   ---------            -----
     K. Dane Brooksher (a)........................................        1,932
     Gary M. Christensen (a ......................................        1,253
     Susan F. Davis...............................................          703
     C. L. William Haw............................................       20,600
     John J. Holland (b)..........................................      105,389            1.65%
     John W. Huey (c).............................................       27,564
     Richard S. Jarman (d)........................................       35,623
     Larry C. Miller (e)..........................................       38,038
     Robert J. Novello (a)........................................        2,857
     Donald H. Pratt (f)..........................................       22,652
     Robert J. Reintjes, Sr. (a)..................................        5,441
     Ronald E. Rutledge (g).......................................       40,043
     Gary L. Tapella (a)..........................................        2,028
     Clyde E. Wills, Jr. (h)......................................       57,196
     William D. Zollars (a).......................................          204

     All Directors and Executive Officers as a  Group of 24 (i)...      538,509            8.16%

     Trustee of Butler Manufacturing Company
      Individual Retirement Asset Account (IRAA) (j)..............      746,270           11.88%

     Dimensional Fund Advisors, Inc. (k)..........................      459,100            7.31%

     Wachovia Corporation and Wachovia Bank, N.A.(l)..............      437,300            6.96%

     For purposes of the table, except as otherwise indicated in the footnotes below, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

     Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 6,281,453 shares outstanding at February 19, 2001, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Does not include units allocated to the Directors Deferred Benefit Account under the Director Deferred Fee Plan. At December 31, 2000, 755 units were allocated to Mr. Brooksher's account, 499 units were allocated to Mr. Christensen's account, 499 units were allocated to Mr. Novello's account, 499 units were allocated to Mr. Reintjes' account, 499 units were allocated to Mr. Tapella's account and 499 units were allocated to Mr. Zollars' account.

(b) Includes 88,000 shares subject to exercisable outstanding stock options, 3,471 shares in Mr. Holland's IRAA account and 4,334 shares in his BEST 401(k) account.

(c) Includes 22,000 shares subject to exercisable outstanding stock options, 2,878 shares in Mr. Huey's IRAA account and 29 shares in his BEST 401(k) account.

(d) Includes 10,000 shares subject to exercisable outstanding stock options, 4,964 shares in Mr. Jarman's IRAA account and 86 shares in his BEST 401(k) account.

(e) Includes 21,000 shares subject to exercisable outstanding stock options, 1,625 shares in Mr. Miller's IRAA account and 92 shares in his BEST 401(k) account.

(f) Includes 7,175 shares in Mr. Pratt's IRAA account and 487 shares in his BEST 401(k) account.

(g) Includes 20,000 shares subject to exercisable outstanding stock options, 2,182 shares in Mr. Rutledge's IRAA account and 97 shares in his BEST 401(k) account.

(h) Includes 55,000 shares subject to exercisable outstanding stock options, 72 shares in Mr. Wills' IRAA account and 90 shares in his BEST 401(k) account.

(i) Includes 315,500 shares subject to exercisable outstanding stock options, 35,905 shares in officers' IRAA accounts and 7,293 shares in officers' BEST 401(k) accounts.

(j) The shares are held for the benefit of Plan participants. The amount and percent do not include shares mentioned in the preceding footnotes which are allocated to the accounts of officers. Under the Plan, the trustee passes on to participants voting and permitted reinvestment decisions as to allocated shares. The Plan's address is BMA Tower, Penn Valley Park, Kansas City, Missouri, 64108.

(k) Dimensional Fund Advisors ("DMA") is an investment advisor to certain investment companies and investment manager to certain other commingled group trusts and separate accounts, all of which it refers to as "Funds." DMA reports that it possesses sole investment and voting power with respect to 459,100 shares, all of which it reports are owned by the Funds. DMA disclaims beneficial ownership of all of such shares. All information relating to DMA is as of December 31, 2000. DMA's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

(l) Wachovia Corporation is the parent of Wachovia Bank, National Association ("Wachovia"). Wachovia reports that it possesses sole voting power and beneficial ownership of 437,300 shares. The address of Wachovia is 100 North Main Street, Winston-Salem, North Carolina 27104.

                                 AUDIT COMMITTEE

     The Audit Committee is composed of six outside Directors, named below under "Audit Committee Report". It is the Audit Committee's responsibility to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. During 2000, the Audit Committee met twice. The Board of Directors has determined that each Audit Committee member is "independent" as that term is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards.

                             AUDIT COMMITTEE CHARTER

     During 2000, the Board of Directors of the Company adopted a new, written Audit Committee Charter, a copy of which Charter is attached hereto as an appendix to the Proxy Statement.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2000; has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as modified or supplemented; has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and has discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     This report is made over the name of each member of the Audit Committee, namely Robert J. Reintjes, Sr. (Chairman), K. Dane Brooksher, Susan F. Davis, C.
L. William Haw, Gary L. Tapella and William D. Zollars.

                                   AUDIT FEES

     The aggregate fees billed the Company by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's reports on Form 10-Q during the year 2000 was $264,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed and no services rendered to the Company by Arthur Andersen LLP for financial information systems design and implementation as described in paragraph (c)(4)(ii)of Rule 2-01 of Regulation S-X during the year ended December 31, 2000.

                                 ALL OTHER FEES

     The aggregate fees billed to the Company by Arthur Andersen LLP for all services, other than those described under the preceding two captions, rendered during the year ended December 31, 2000 was $240,100. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Arthur Andersen LLP.

                       COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee ("Committee") is composed of five outside directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board the compensation of the Chairman of the Board, President and Chief Executive Officer and of any other officers who are directors, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer, and to administer the Company's stock incentive plans. The Committee also reviews proposals concerning the adoption of or material changes to Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Individual Retirement Asset Account plan and to the Company's 401(k) Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert J. Novello, K. Dane Brooksher, Gary M. Christensen, Susan F. Davis and Robert J. Reintjes, Sr. serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

                REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                            ON EXECUTIVE COMPENSATION

     Following is the Compensation and Benefits Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

     COMPENSATION POLICIES APPLICABLE TO BUTLER'S EXECUTIVE OFFICERS. It is the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, and the executive's performance in achieving both annual and strategic goals, and that is competitive with compensation levels of companies of comparable type and size. Each factor is considered in arriving at total compensation, with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

     Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation, to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. The Committee seeks to set executive compensation to approximate the median level of compensation paid executives by companies in the comparison group, based on survey data, with consideration of each executive's position, experience and performance.

     The key elements of executive compensation are base salary, annual bonus, stock options and restricted stock bonus awards.

     Base salaries for executives are set within salary ranges which are established for each position based on the surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

     The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on achievement of personal objectives and of business unit and corporate pretax operating earnings objectives. At the beginning of each year, threshold and target levels of pretax operating earnings for the year are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of pretax earnings is met. Once the threshold level is met, the Committee considers bonuses within a range based upon actual pretax operating earnings. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

     Long-term incentives are provided exclusively through the grant of stock options and restricted stock bonus awards. Throughout its ninety-nine year history, the Company has had a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options and restricted stock bonus awards are granted at current market price so that executive rewards accrue only as shareholder value increases. The Company believes that as a long-term incentive the Company's stock price provides an appropriate yardstick by which to measure and reward executive performance.

     Stock options and the opportunity to participate in the restricted stock bonus award program are normally granted once a year to a group of senior executives whose positions of responsibility afford them the opportunity to significantly affect the future growth and profitability of the Company. Factors considered are the executive's job responsibilities, the Company's strategic priorities, the number of shares currently owned by the executive and the number of options previously granted to the executive.

     In setting executive compensation, the Committee takes into account a number of other factors, including pension benefits, supplemental retirement benefits, insurance and other benefits that are described in this Proxy Statement.

COMMITTEE'S BASES FOR THE CEO'S COMPENSATION FOR 2000, INCLUDING THE FACTORS AND CRITERIA UPON WHICH THE CEO'S COMPENSATION WAS BASED. With respect to the salary paid to Mr. Holland for 2000, the Committee took into consideration, in addition to the factors mentioned above, the following: the annual salaries of chief executive officers of the comparable companies described above; the Company's level of profitability in 1999; Mr. Holland's tenure in the position; and Mr. Holland's leadership in setting and effecting the long term strategic growth of the Company.

     In 2000, the Company exceeded its target pretax operating earnings goal. Based on these results, Mr. Holland was awarded a bonus of $250,000.

     This report is made over the name of each member of the Committee, namely Robert J. Novello (Chairman), K. Dane Brooksher, Gary M. Christensen, Susan F. Davis and Robert J. Reintjes, Sr.

                           SUMMARY COMPENSATION TABLE

     The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its five most highly compensated executive officers other than the CEO as well as the Buildings Division President, for services rendered to the Company and its subsidiaries during the periods indicated.

                                    ----------------------------------------------------------------------
                                                                         LONG-TERM           ALL OTHER
                                    ANNUAL COMPENSATION                COMPENSATION         COMPENSATION
                                    ---------------------------------------------------------------------
                                                                          AWARDS
------------------------------------
                                                                   RESTRICTED    STOCK
NAME AND                                                            STOCK (1)    OPTIONS
PRINCIPAL POSITION         YEAR    SALARY       BONUS     OTHER        ($)      (# SHARES)    ($) (2)
                         --------------------------------------------------------------------------------
Donald H. Pratt            2000    $327,375   $108,600    $   63     $     0           0      $201,633
Chairman of the            1999    $314,167   $ 94,400    $1,089     $     0           0      $202,181
Board                      1998    $304,000   $ 51,700    $  935     $     0           0      $204,290

John J. Holland            2000    $349,334   $250,000    $2,531     $30,005           0      $330,676
President & Chief          1999    $314,171   $115,500    $  569     $10,010      80,000      $ 47,825
Executive Officer          1998    $225,000   $ 49,600    $  920     $     0       4,000      $ 47,990

Richard S. Jarman          2000    $269,542   $ 83,200    $2,872     $     0           0      $179,505
Executive                  1999    $256,163   $ 80,000    $  245     $     0      10,000      $227,796
Vice President*            1998    $224,250   $100,000    $1,510     $     0           0      $228,068

Ronald E. Rutledge         2000    $189,466   $ 75,000    $  206     $10,002           0      $125,687
Executive                  1999    $173,917   $120,000    $  462     $11,989      10,000      $ 15,959
Vice President*            1998    $161,473   $ 25,000    $  136     $     0       4,000      $ 15,728

Larry C. Miller            2000    $181,740   $ 59,000    $1,807     $14,763           0      $ 66,335
Vice President-            1999    $161,500   $ 53,300    $  945     $12,990      15,000      $  3,954
Finance                    1998    $136,750   $ 36,900    $  906     $ 9,234       2,000      $  3,711

John W. Huey               2000    $174,167   $ 56,600    $  491     $     0           0      $  3,668
Vice President             1999    $163,167   $ 53,900    $    0     $     0      15,000      $  2,197
General Counsel            1998    $142,504   $ 31,400    $    0     $     0       3,000      $  2,029
And Secretary

Clyde E. Wills             2000    $214,833   $150,000    $    0     $     0           0      $231,313
President,                 1999    $189,334   $ 50,000    $   19     $     0      30,000      $  4,185
Buildings Div.             1998    $159,591   $ 16,000    $    0     $     0       5,000      $  3,419
---------------------------------------------------------------------------------------------------------

*Mr. Jarman resigned his position effective December 8, 2000. Mr. Rutledge was elected Executive Vice President December 19, 2000.

     (1) For 2000, 1999 and 1998, restricted stock of the value indicated was awarded to Messrs. Holland, Rutledge, and Miller respectively based upon the election of each to receive a portion of his annual bonus in Butler common stock as described under "Restricted Stock Bonus Program." The restricted stock vests on the third anniversary of the date of the award. Dividends are payable on the restricted stock. At December 31, 2000, Mr. Holland held 1,568 shares of restricted stock with a value of $40,015, Mr. Rutledge held 903 shares of restricted stock with a value of $21,991 and Mr. Miller held 1,489 shares of restricted stock with a value of $36,987.


    (2) To offset its obligations under the Company's Supplemental Retirement Benefit Plan for executives whose retirement benefit cannot be fully funded through the Company's Base Retirement Plan for Salaried Employees, the Company has agreed to pay the premiums for policies of split dollar life insurance on the lives of such executives. Included in this column is the value of premiums paid in

          2000 for Mr. Pratt of $197,418, for Mr. Holland of $326,460, for
          Mr. Jarman of $175,289, for Mr. Rutledge of $121,511, for Mr. Miller of $62,189, and for Mr. Wills of $227,097. This column also:

       - Includes $850 for the Company's 2000 contribution to the Individual Retirement Asset Account (IRAA) and forfeitures allocated for each named executive officer's account.

       - Includes insurance premiums paid by the Company in 2000 with respect to term life insurance for Mr. Pratt of $768, Mr. Holland of $768, Mr. Huey of $669, Mr. Jarman of $768, Mr. Rutledge of $728, Mr. Miller of $698, and Mr. Wills of $768.

       - Includes the Company's 30% matching contribution for 2000 to the named executive officer's account in the Butler Employees' Savings Trust (a 401(k) plan) as follows: $2,598 was allocated to Mr. Pratt's, $2,598 to Mr. Holland's, $2,149 to Mr. Huey's, $2,598 to Mr. Jarman's, $2,598 to Mr. Rutledge's, $2,598 to Mr. Miller's, and $2,598 to Mr. Wills'.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets out the number of exercised and unexercised options and the value of all such in-the-money options held by the named executive officers at December 31, 2000. The Company has no Stock Appreciation Rights (SARs) outstanding.

-------------------------------------------------------------------------------------------------------------
                   SHARES         2000 STOCK         NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                  ACQUIRED     OPTION EXERCISES            OPTIONS                  IN-THE-MONEY OPTIONS
                 ON EXERCISE   ----------------      AT DECEMBER 31, 2000         AT DECEMBER 31, 2000 (1)
               -------------        VALUE            ---------------------        ------------------------
     NAME            (#)         REALIZED (1)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
D. H. Pratt            0                 0                 0               0               0          0
-------------------------------------------------------------------------------------------------------------
J. J. Holland          0                 0            88,000               0               0          0
-------------------------------------------------------------------------------------------------------------
R. S. Jarman           0                 0            10,000               0               0          0
-------------------------------------------------------------------------------------------------------------
R .E. Rutledge         0                 0            20,000               0               0          0
-------------------------------------------------------------------------------------------------------------
J. W. Huey             0                 0            22,000               0               0          0
-------------------------------------------------------------------------------------------------------------
L. C. Miller           0                 0            21,000               0               0          0
-------------------------------------------------------------------------------------------------------------
C. E. Wills        3,499           $51,671            55,000               0        $173,100          0
-------------------------------------------------------------------------------------------------------------

     (1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options) or exceeds (in the case of unexercised options) the option price. At December 31, 2000, the Company's stock price was $25.31.

                               PENSION PLAN TABLE

     The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation but excluding relocation expenses and contributions the Company makes to provide benefits under other employee benefit plans.

     The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of IRAA benefits and of the cash value or death benefits of split dollar life insurance, if any. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 2000 were: Mr. Pratt, $421,337 and 36 years; Mr. Holland, $329,451 and 21 years; Mr. Huey, $202,609 and 23 years; Mr. Jarman, $333,896 and 26 years; Mr. Rutledge, $240,285 and 17 years; Mr. Miller, $183,601 and 21 years; Mr. Wills, $222,542 and 25 years.

             ESTIMATED ANNUAL PENSION FOR YEARS OF CREDITED SERVICE


       AVERAGE COMPENSATION       10           20          30         40
       --------------------       --           --          --         --
              $150,000          $22,800    $ 45,600    $ 68,400     $ 92,200
               200,000           31,100      62,100      93,200      125,200
               250,000           39,300      78,600     117,900      158,200
               300,000           47,600      95,100     142,700      191,200
               350,000           55,800     111,600     167,400      224,200
               400,000           64,100     128,100     192,200      257,200
               450,000           72,300     144,600     216,900      290,200
               500,000           80,600     161,100     241,700      323,200
               550,000           88,800     177,600     266,400      356,200
               600,000           97,100     194,100     291,200      389,200

DEFERRED COMPENSATION PLAN

     The Company has an executive deferred compensation plan that allows approximately 65 executives to defer up to 25% of their annual salary and up to 100% of any incentive pay. At the participant's election, amounts deferred are credited with earnings tied to a Bond Yield Index or Stock Composite Index. Participants must defer their compensation until a specified date, their retirement, termination of employment, death or disability or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. Messrs. Huey, Jarman, Miller, Rutledge and Wills participated in this Plan in 2000.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     The Company has Change of Control Employment Agreements with six executive officers, including Messrs, Pratt, Holland, Huey, Miller, and Rutledge. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years, (c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and (e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the Employment Period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the Employment Period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise, would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

                         RESTRICTED STOCK BONUS PROGRAM

     The Company has a Restricted Stock Bonus Program that allows approximately 12 senior executives, including Messrs. Pratt, Holland, Rutledge, Huey, Miller and Wills, to elect to receive up to 50% of their annual bonus in the Company's common stock ("Bonus Stock"). If the eligible executive makes such an election, the Company will match the Bonus Stock at a 50% rate ("Match Stock"). The Match Stock is restricted and not transferable for 3 years. If the Executive's employment is terminated prior to the end of 3 years (other than due to retirement, disability, or a change of control of the Company), or if the Executive transfers his or her Bonus Stock during the 3-year period, the Match Stock will be forfeited. The principal purpose of the Program is to increase share ownership among senior executives and encourage close identity of interests among them and shareholders.

                                PERFORMANCE GRAPH

     The following line graph compares, for five years, beginning December 31, 1995, the yearly percentage change in the Company's cumulative total shareholder return with the Russell 2000 stock market index and the Media General "General Building Materials Group" index. The graph assumes $100 invested at December 31, 1995 and reinvestment of dividends.

     The Russell 2000 index is made up of equities with market capitalizations more comparable to the Company's than those included in other general market indices. The Media General "General Building Materials Group" index is an industry index published by Media General Financial Services which includes the Company. This index is only generally related to the Company's markets. Two of the Company's direct competitors, NCI Building Systems, Inc. and International Aluminum Corporation, are included. Conversely, the Media General index includes firms such as American Standard Companies, Inc., Vulcan Materials Company, USG Corporation, and The Sherwin-Williams Company, whose products do not compete with the Company's.

  VALUE OF $100 INVESTMENTS ASSUMING REINVESTMENT OF DIVIDENDS AT END OF YEAR

                                    [GRAPH]

-----------------------------------------------------------------------------
                          1995     1996    1997     1998     1999     2000
-----------------------------------------------------------------------------
 Butler Manufacturing    100.00   104.57   84.57    59.94    61.23    71.54
-----------------------------------------------------------------------------
 Media General           100.00   120.14  131.87   150.56   128.82   131.49
-----------------------------------------------------------------------------
 Russell 2000            100.00   116.61  142.66   138.66   165.82   158.66
-----------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, the Company announced plans to relocate its Corporate and certain Division Headquarters from its current location to a building to be constructed on a site in Kansas City, Missouri. The Company contracted to purchase the site, constituting approximately 7.8 acres, from N. F. Bldg. Corp., a unit of National Farms, Inc. for a price of $2,730,000. The purchase price was determined by independent appraisals of the site. The purchase is expected to close in 2001. C. L. William Haw, a director of the Company, is President and Chief Executive Officer of National Farms, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP, independent certified public accountants, which audited the books, records and accounts of the Company for 2000, will be present at the stockholders meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

     The selection of the independent certified public accountants to audit the books, records and accounts of the Company for 2001 will be made by the Directors at its April, 2001 meeting based upon the recommendation of the Audit Committee. Members of the Committee are Robert J. Reintjes, Sr. (Chairman), K. Dane Brooksher, Susan F. Davis, C. L. William Haw, Gary L. Tapella and William
D. Zollars.

PROXY SOLICITATIONS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

DATES FOR THE SUBMISSION OF CERTAIN MATTERS

     Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 16, 2002, must forward them to the Company at BMA Tower, Penn Valley Park, 700 Karnes Boulevard, (P.O. Box 419917), Kansas City, Missouri 64141-0917, Attention:
Secretary, so that they are received no later than November 8, 2001. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the annual meeting by stockholders, unless the Company receives written notice of the matter by January 17, 2002, at the above address.

                                      By Order of the Board of Directors



                                      John W. Huey, Secretary

March 8, 2001

                                                                        APPENDIX

                             AUDIT COMMITTEE CHARTER

                          BUTLER MANUFACTURING COMPANY

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The Audit Committee shall consist of not less than three members of the Board of Directors, none of whom shall be employees of the Company. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, and shall be appointed by the Board on the recommendation of the Board Organization Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

7.     Review the fees to be paid to the independent auditor.

8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Auditor.

9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

10. Review the appointment and, if necessary the replacement of the senior internal auditing executive.

11. Review significant reports to management prepared by the internal auditing function and management's responses.

12. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

13. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14. Obtain reports from management and the Company's internal auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Business Conduct Policies.

15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Business Conduct Policies.

19. Review with the Company's General Counsel legal matters, to include claims and litigation pending against the Company, that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Business Conduct Policies.

                                 [BUTLER LOGO]

                          BUTLER MANUFACTURING COMPANY                     PROXY
                P.O. BOX 419917, KANSAS CITY, MISSOURI 64141-0917
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald H. Pratt, C. L. William Haw and John J. Holland, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 17, 2001 or at any adjournment thereof.

1.   Election of three Class C Directors - Nominees:    K. DANE BROOKSHER; SUSAN F. DAVIS; ROBERT J. NOVELLO

     [ ]  FOR all Nominees.      [ ]AUTHORITY WITHHELD from all Nominees.

     [ ]  FOR all Nominees, except vote withheld for the following Nominee(s):
                                                                               --------------------------------------------------

2.   In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD












                  (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 2000 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.



                                         ---------------------------------------
                                                 Stockholder's Signature


                                         ---------------------------------------
                                                 Stockholder's Signature


                                         Dated
                                              ----------------------------------
                                         (Please sign exactly as your name(s)
                                         appear. All joint owners must sign;
                                         executors, trustees, custodians, etc.
                                         should indicate the capacity in which
                                         they are signing.) PLEASE RETURN THE
                                         PROXY PROMPTLY IN THE ACCOMPANYING
                                         ENVELOPE.